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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

The Board of Directors
System Software Associates, Inc.:

  We consent to incorporation by reference in the registration statements [(Nos. 33-14261, 333-36777, 33-24516, 333-90337 and 333-90339)] on Form S-8 and
registration statements [(Nos. 33-46449, 33-62207, 333-06647, 333-09463, 333-
21561, 333-29355, 333-31271, 333-35195, 333-35771, 33-64551, 33-70516 and 333-
71663)] on Form S-3 of System Software Associates, Inc. of our report dated January 31, 2000 relating to the consolidated balance sheets of System Software Associates, Inc. and subsidiaries as of October 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1999, and the related schedule, which report appears in the October 31, 1999 annual report on Form 10-K of System Software Associates, Inc.


                                          /s/ KPMG LLP



Chicago, Illinois
January 31, 2000